As filed with the Securities and Exchange Commission on July 3, 2017.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Byline Bancorp, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	36-3012593
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

180 North LaSalle Street, Suite 300 Chicago, Illinois	60601
(Address of Principal Executive Offices)	(Zip Code)

Byline Bancorp, Inc. 2017 Omnibus Incentive Compensation Plan

Byline Bancorp, Inc. Employee Stock Purchase Plan

Byline Bancorp Equity Incentive Plan

(Full Title of Plans)

Alberto J. Paracchini

Byline Bancorp, Inc.

180 North LaSalle Street, Suite 300

Chicago, Illinois 60601

(773) 244-7000

(Name, address, and telephone number, including area code, of agent for service)

With copies to:

Catherine M. Clarkin

Sullivan & Cromwell LLP

125 Broad Street

New York, NY 10004

(212) 558-4000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer”, “accelerated filer”, “smaller reporting company”, and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee(2)
Common Stock, par value $0.01 per share, under the Byline Bancorp, Inc. 2017 Omnibus Incentive Compensation Plan	1,550,000	$19.00	$29,450,000	$3,413.26
Common Stock, par value $0.01 per share, under the Byline Bancorp, Inc. Employee Stock Purchase Plan	200,000	$19.00	$3,800,000	$440.42
Common Stock, par value $0.01 per share, under the Byline Bancorp Equity Incentive Plan	2,041,420	$19.00	$38,786,980	$4,495.42
Total	3,791,420	$19.00	$72,036,980	$8,349.10

(1)	Any additional shares of common stock of Byline Bancorp, Inc. to be issued as a result of stock dividends, stock splits or similar transactions shall be covered by this Registration Statement as provided in Rule 416(a) under the Securities Act of 1933, as amended.
(2)	Calculated in accordance with Rule 457(h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee, which is based on the initial public offering price of Byline Bancorp, Inc.’s common stock as set forth in Byline Bancorp, Inc.’s Prospectus filed with the Securities and Exchange Commission on July 3, 2017 pursuant to Rule 424(b) under the Securities Act of 1933, as amended.

PART I

INFORMATION REQUIRED IN THE

SECTION 10(A) PROSPECTUS

The documents containing information specified by Part I of Form S-8 will be sent or given to participants in the Byline Bancorp, Inc. 2017 Omnibus Incentive Compensation Plan, the Byline Bancorp, Inc. Employee Stock Purchase Plan and the Byline Bancorp Equity Incentive Plan (collectively, the “Plans”), as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not being filed with the Commission but constitute (along with the documents incorporated by reference into this Registration Statement on Form S-8 (this “Registration Statement”) pursuant to Item 3 of Part II hereof), a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents By Reference

The following documents that Byline Bancorp, Inc. (the “Company”) has filed with the Commission under the Securities Act and the Securities Exchange Act of 1934 (the “Exchange Act”) are incorporated by reference into this Registration Statement:

•	The Company’s prospectus filed with the Commission on July 3, 2017, pursuant to Rule 424(b) under the Securities Act relating to the Registration Statement on Form S-1, as amended (File No. 333-218362), which contains the Company’s audited financial statements for the latest fiscal year for which such statements have been filed; and

•	The description of the Company’s common stock contained in the Company’s Registration Statement on Form 8-A (File No. 001-38139) filed with the Commission on June 28, 2017 pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

In addition, all reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part thereof from the date of filing of such documents with the Commission. Any statement contained in a document incorporated, or deemed to be incorporated, by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement, or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this Registration Statement, modifies or supersedes such prior statement. Any statement contained in this Registration Statement shall be deemed to be modified or superseded to the extent that a statement contained in a subsequently filed document that is, or is deemed to be incorporated, by reference in this Registration Statement modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

No document or information deemed to be furnished and not filed in accordance with rules of the Commission shall be deemed to be incorporated herein by reference unless such document or information expressly provides to the contrary.

Item 4.	Description of Securities

Not applicable.

Item 5.	Interests of Named Experts and Counsel

Not applicable.

Item 6.	Indemnification of Directors and Officers

The Company is incorporated under the Delaware General Corporation Law (the “DGCL”). Section 145 of the DGCL provides that a corporation organized thereunder has the power to indemnify directors and officers as well as other employees and agents of a corporation or enterprise against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which such person was or is a party or is threatened to be made a party by reason of such person being or having been in such capacity. The power to indemnify applies if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful, except that with respect to an action or suit brought by or in the right of the corporation such indemnification is limited to expenses (including attorneys’ fees) in connection with the defense or settlement of such action or suit. The DGCL provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of the Company’s stockholders or disinterested directors or otherwise. The Company’s amended and restated bylaws provide for indemnification of its directors, officers and employees to the fullest extent permitted by the DGCL, subject to limited exceptions.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock purchases, redemptions or other distributions or (iv) for any transaction from which the director derived an improper personal benefit. The Company’s amended and restated certificate of incorporation provides for such limitation of liability. The Company will maintain policies of insurance under which coverage is provided (a) to its directors and officers, in their respective capacities as such, against loss arising from a claim made for any actual or alleged wrongful act, and (b) to the Company with respect to payments which the Company may make to such officers and directors pursuant to the above indemnification as a matter of law.

Reference is made to the form of underwriting agreement filed as Exhibit 1.1 to the Company’s Registration Statement on Form S-1 (Registration No. 333-218362) for provisions providing that the underwriters are obligated, under certain circumstances, to indemnify the Company’s directors, officers and controlling persons against certain liabilities under the Securities Act.

Item 7.	Exemption from Registration Claimed

Not applicable.

Item 8.	Exhibits

The exhibits filed herewith or incorporated by reference herein are set forth in the Exhibit Index filed as part of this Registration Statement.

Item 9.	Undertakings

(a)	The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post- effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Company has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Chicago, Illinois, on July 3, 2017.

Byline Bancorp, Inc.

By:	/s/ Alberto J. Paracchini
Alberto J. Paracchini
President and Chief Executive Officer

POWERS OF ATTORNEY

The undersigned officers and directors do hereby constitute and appoint Alberto Paracchini and Lindsay Corby, and any of them, with full power of substitution and re-substitution, as our true and lawful attorneys-in-fact and agents, to do any and all acts and things in our name and behalf in our capacities as directors and officers, and to execute any and all instruments for us and in our names in the capacities indicated below, that such person may deem necessary or advisable to enable the Company to comply with the Securities Act and any rules, regulations and requirements of the Commission in connection with this Registration Statement, including specifically, but not limited to, power and authority to sign for us, any of us, in the capacities indicated below, any and all amendments hereto (including post-effective amendments); and we do hereby ratify and confirm all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Title	Date

/s/ Alberto J. Paracchini	President, Chief Executive Officer and Director	July 3, 2017
Alberto J. Paracchini	(Principal Executive Officer)

/s/ Lindsay Corby	Executive Vice President and Chief Financial Officer	July 3, 2017
Lindsay Corby	(Principal Financial Officer and Principal Accounting Officer)

/s/ Roberto R. Herencia	Chairman	July 3, 2017
Roberto R. Herencia

/s/ L. Gene Beube	Director	July 3, 2017
L. Gene Beube

/s/ Phillip R. Cabrera	Director	July 3, 2017
Phillip R. Cabrera

/s/ Antonio del Valle Perochena	Director	July 3, 2017
Antonio del Valle Perochena

/s/ Steven M. Rull	Director	July 3, 2017
Steven M. Rull

/s/ Jaime Ruiz Sacristán	Director	July 3, 2017
Jaime Ruiz Sacristán

EXHIBIT INDEX

Exhibit No.	Description

4.1	Amended and Restated Certificate of Incorporation of Byline Bancorp, Inc. (incorporated by reference to Exhibit 3.1 to the Registration Statement on Form S-1, as amended (File No. 333-218362))

4.2	Amended and Restated Bylaws of Byline Bancorp, Inc. (incorporated by reference to Exhibit 3.2 to the Registration Statement on Form S-1, as amended (File No. 333-218362))

4.3	Certificate of Designations of Noncumulative Perpetual Preferred Stock, Series A (incorporated by reference to Exhibit 3.3 to the Registration Statement on Form S-1, as amended (File No. 333-218362))

4.4	Certificate of Designations of 7.50% Fixed-to-Floating Noncumulative Perpetual Preferred Stock, Series B (incorporated by reference to Exhibit 3.4 to the Registration Statement on Form S-1, as amended (File No. 333-218362))

5.1	Opinion of Sullivan & Cromwell LLP*

10.1	Byline Bancorp, Inc. 2017 Omnibus Incentive Compensation Plan*

10.2	Byline Bancorp, Inc. Employee Stock Purchase Plan*

10.3	Byline Bancorp Equity Incentive Plan (incorporated by reference to Exhibit 10.7 to the Registration Statement on Form S-1, as amended (File No. 333-218362))

23.1	Consent of Sullivan & Cromwell LLP (included in Exhibit 5.1)*

23.2	Consent of Moss Adams LLP*

23.3	Consent of Crowe Horwath LLP*

24.1	Power of Attorney (set forth on signature page)*

*	Filed herewith.